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REVOCABLE PROXY                                                     Exhibit 99.3
                                                                    ------------

                             EAGLE FINANCIAL CORP.


          This Proxy is Solicited on Behalf of the Board of Directors


          The undersigned shareholder of Eagle Financial Corp. ("EFC") hereby appoints _________________________, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "EFC Meeting") to be held at 3:00 p.m. on May 22, 1997, at _______________________,
Connecticut, and at any adjournments or postponements thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

          This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted: (1) to approve the issuance of up to ______________ additional shares of EFC common stock in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of January 27, 1997, among EFC, Eagle Federal Savings Bank and MidConn Bank (the "Merger Agreement"), and (2) in accordance with the determination of a majority of the Board of Directors of EFC as to other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by (i) delivering to the Secretary of EFC a written notice of revocation prior to the EFC Meeting, (ii) delivering to EFC prior to the EFC Meeting a duly executed proxy bearing a later date, or (iii) attending the EFC Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of EFC's Notice of Special Meeting and Joint Proxy Statement/Prospectus.

          If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

            (continued and to be signed and dated on reverse side)

                                                                ----------------
                                                                      See
                                                                  Reverse Side
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                                                                  -----------
                                                                       X
                                                                  -----------
                                                                Please mark your
                                                                  votes as this.

                                 ____________
                                    COMMON



Proposal 1:    To approve the issuance of up to ___________ shares of EFC common stock in connection with the acquisition of MidConn Bank by EFC pursuant to the Merger Agreement.


               FOR                AGAINST                ABSTAIN
               [_]                  [_]                    [_]


Other Matters: The proxies are authorized to vote upon such other business as may properly come before the EFC Meeting, or any adjournments or postponements thereof, including, without limitation, a motion to adjourn the EFC Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the issuance of EFC common stock or otherwise, in accordance with the determination of a majority of EFC's Board of Directors.



Date:
      ------------------------------

      ------------------------------

      ------------------------------
       Signature of Shareholder or
        Authorized Representative


Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.